Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Mark Newcomer, the President and Chief Executive Officer of Paysign, Inc., a Nevada corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

1. The Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Newcomer
Mark Newcomer, President and Chief Executive Officer (principal executive officer)

Date: May 13, 2026

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Paysign, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.